
                                  NSAR ITEM 77O

                       VK Advantage Municipal Income Trust
                               10f-3 Transactions

  UNDERWRITING #          UNDERWRITING         PURCHASED FROM    AMOUNT OF SHARES      % OF UNDERWRITING      DATE OF PURCHASE
                                                                    PURCHASED


         1           Dormitory Authority NY     Bear Stearns        1,250,000               0.711                02/25/99
         2              Metro Pier & Expo       Smith Barney        4,250,000               1.011                08/23/99
